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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 26, 1996



                           EPOCH PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                       0-22170                 91-1311592
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)           Identification No)


           1725 220th Street, S.E., No. 104 Bothell, Washington 98021
               (Address of principal executive offices)      (Zip Code)


        Registrant's telephone number, including area code (206) 485-8566


                                 Not Applicable
          (Former name or former address, if changed since last report)

                                   Page 1 of 5

                                                         Exhibit Index on Page 3
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ITEM 5.  OTHER EVENTS

        On June 26, 1996, Epoch Pharmaceuticals, Inc. (the "Company"), formerly MicroProbe Corporation, announced that it has completed a private offering of Units, each Unit consisting of one share of the Company's Common Stock and one warrant to purchase 0.5 shares of the Company's Common Stock. The Company sold a total of 5 million Units, for an aggregate purchase price of $5 million to institutional and accredited individual investors, pursuant to Regulation D under the Securities Act of 1933, as amended. Additionally, a major shareholder of the Company elected to exercise other warrants to purchase 2,000,000 shares of the Company's Common Stock at $0.30 per share generating an additional $600,000 to the Company. The Company intends to use the net proceeds from this financing for the research and development of its Gene-Modifying Oligoneucleotides (GMOs), short pieces of DNA with very potent DNA-modifying chemicals attached to them, which are designed to bypass inefficiencies associated with conventional gene therapy.

        The Company also announced that it intends to exchange for every two (2) warrants which were issued in conjunction with the Company's public offering in September 1993, one (1) new warrant with a term of five (5) years that is exercisable at $2.50 per share. The proposed exchange offering with be made only by means of a prospectus and pursuant to a registration statement under the Securities Act of 1933 and pursuant to applicable state securities laws.


ITEM 6.  EXHIBITS

        Exhibits:

        99.1    Press Release dated June 26, 1996.
        99.2    Press Release dated June 26, 1996.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            EPOCH PHARMACEUTICALS, INC.



Date:  June 29, 1996        By:        /S/ SANFORD ZWEIFACH
                                     ----------------------
                                     Sanford Zweifach
                                     President and Chief Financial Officer

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                                  EXHIBIT INDEX


                                                   Sequential
Exhibits         Description                         Page No.
- --------         -----------                       ----------
  99.1           Press release dated                    4
                 June 26, 1996

  99.2           Press release dated                    5
                 June 26, 1996

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